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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A



                       AMENDMENT NO. 1 TO CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 14, 1998


                                INTERIORS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                         1-6395             13-3590047
---------------------------------         -----------         ---------------
  (State or other jurisdiction            (Commission          (IRS Employer
of incorporation or organization)         File Number)      Identification No.)


 320 Washington Street, Mt. Vernon New York             10553
--------------------------------------------        -------------
  (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (914) 665-5400
                                                            -------------


                                 Not Applicable
   ------------------------------------------------------------------------
         (Former name or former address, if changed since last report)



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The Registrant hereby amends its Current Report on Form 8-K as filed with the
Commission on August 28, 1998 to include the financial statements and pro forma financial information set forth below which was omitted from the filing pursuant to Items 7(a)(4) and 7(b)(2).


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       On August 14, 1998 (the "Closing Date"), the Registrant consummated the transactions contemplated by that certain Agreement and Plan of Merger (the "Troy Merger Agreement") dated July 2, 1998 by and among the Registrant, Troy Acquisition Corp. ("Newco"), Troy Lighting, Inc. ("Troy"), and certain shareholders of Troy. Pursuant to the Troy Merger Agreement, Newco merged with and into Troy, with Troy continuing as the surviving corporation and as a wholly-owned subsidiary of the Registrant. Troy manufactures and distributes portable and installed lighting and lighting fixtures. The acquisition of Troy provides the Registrant with an expanded breadth of product offerings.

       The purchase price paid by the Registrant consisted of $250,000 in cash and Class A Common Stock of the Registrant ("Class A Shares") with a fair market value of $975,000 (the "Troy Merger Shares") on the Closing Date. In addition, the Registrant agreed to repay $1,700,000 to extinguish obligations of Newco to certain former shareholders of Troy. The Troy Merger Shares are to be held in escrow as collateral for certain indemnification obligations of the former shareholders of Troy. If the Troy Merger Shares are worth less than $1,053,000 as of July 2, 1999, less amounts in the escrow account and amounts paid for resolved claims, the Registrant is required to issue additional Class A Shares to the former Troy shareholders equal in value to such deficiency. If the Troy Merger Shares are worth more than $1,053,000 as of July 2, 1999, the former Troy shareholders are required to return Class A Shares to the Registrant equal in value to such excess amount. The purchase price was determined in arms-length negotiations between the Registrant and Troy.

       On August 14, 1998, the Registrant entered into an Employment Agreement (the "Langner Employment Agreement") with Todd R. Langner ("Langner"). Under the Langner Employment Agreement, Langner will be paid an annual salary of $150,000, compensation of $50,000 for facilitating the transition of ownership in Troy, a signing bonus of $50,000, payment of certain attorneys fees, and Class A Shares worth $50,000. Langner will also receive, under the Langner Employment Agreement, bonuses upon the attainment of certain performance criteria, an option to purchase 100,000 Class A Shares which vest at a rate of 20,000 Class A Shares per year commencing on the first anniversary of the Langner Employment Agreement, and reimbursement for certain expenses.


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       The cash portion of the purchase price paid pursuant to the Troy Merger
Agreement and the repayment of certain Troy indebtedness was financed by unsecured borrowing of $1,500,000 from United Credit Corporation and cash on hand.

       The assets acquired pursuant to the Troy Merger Agreement included, among other things, (i) fixed assets owned, leased or used by Troy, including equipment, (ii) accounts receivable, (iii) inventory and (iv) contracts, agreements, and leases of real and personal property. For the foreseeable future, the Registrant intends to utilize such assets in connection with the operation of the business of Troy.

       Copies of the Troy Merger Agreement and the Langner Employment Agreement were appended as Exhibits to the Report on this transaction filed on Form 8-K with the Commission on August 28, 1998.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
----------------------------------------------

         (1) Financial Statements for Troy for the years ended December 31, 1997 and December 31, 1996 are appended as an Exhibit to this Report.

         (2) Interim Financial Statements (unaudited) for the three months ended March 31, 1998 are appended as an Exhibit to this Report.


(b)  Pro Forma Financial Information
-------------------------------------

         (1) Pro Forma Financial Information with respect to the acquisition of Troy by the Registrant is appended as an Exhibit to this Report.



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(c)  Exhibits
-------------

Document Description                                                                    Exhibit No.
------------------                                                                      ----------
Financial Statements of Troy for the years ended December 31, 1997 and
December 31, 1996 are appended as an Exhibit to this Report.                               99.2

Interim Financial Statements (unaudited) of Troy for the three months
ended March 31, 1998 are appended as an Exhibit to this Report.                            99.3

Pro Forma Financial Information with respect to the acquisition
of Troy by the Registrant is appended as an Exhibit to this Report.                        99.4


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                                   SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 1998                             INTERIORS, INC.
                                            a Delaware corporation



                                            By: /s/ Max Munn
                                               ------------------------------
                                               Max Munn,
                                               President






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                                 EXHIBIT INDEX


Exhibit
   No.            Document Description
-------           -------------------

99.2 Financial Statements of Troy for the years ended December 31, 1997 and December 31, 1996 are appended as an Exhibit to this Report.

99.3 Interim Financial Statements (unaudited) of Troy for the three months ended March 31, 1998 are appended as an Exhibit to this Report.

99.4 Pro Forma Financial Information with respect to the acquisition of Troy by the Registrant is appended as an Exhibit to this Report.

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